Exhibit 23.2



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-46865) of Rio Tinto plc of our report dated September 23, 2005 relating to the financial statements of the Kennecott Corporation Savings Plan for Hourly Employees, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Salt Lake City, Utah
April 21, 2006